PURCHASE AGREEMENT



                         dated as of September 1, 1999,


                                      among


                                 IFE SALES, LLC,

                               BE AEROSPACE, INC.,

                         BE INTELLECTUAL PROPERTY, INC.,

                         PURITAN-BENNETT AEROSYSTEMS CO.

                                       and

                            THOMSON-CSF SEXTANT, INC.

                                TABLE OF CONTENTS

                                                                                                               Page
                              ARTICLE IDEFINITIONS
1.01.  Incorporation by Reference...............................................2
1.02.  Additional Defined Terms.................................................2
1.03.  Other Additional Defined Terms...........................................4
1.04.  Use of Defined Terms.....................................................5

                           ARTICLE IIPURCHASE AND SALE
2.01.  Purchase and Sale........................................................5
2.02.  Fixed Purchase Price.....................................................5
2.03.  Closing..................................................................5
2.04.  Contingent Purchase Price................................................6
2.05.  Initial Purchase Agreement Purchase Price Adjustment.....................8

           ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE SELLER AND
                                  BE AEROSPACE
3.01.  Incorporation and Authority..............................................8
3.02.  No Conflict..............................................................9
3.03.  Consents, Approvals, Licenses, Etc.......................................9
3.04.  Membership Interests of the Seller in the Company........................10
3.05.  Absence of Litigation....................................................10
3.06.  Brokers..................................................................10

            ARTICLE IVREPRESENTATIONS AND WARRANTIES OF THE PURCHASER
4.01.  Incorporation and Authority of the Purchaser.............................10
4.02.  No Conflict..............................................................11
4.03.  Consents and Approvals...................................................11
4.04.  Absence of Litigation....................................................12
4.05.  Investment Purpose.......................................................12
4.06.  Financing................................................................12
4.07.  Brokers..................................................................12

                         ARTICLE VADDITIONAL AGREEMENTS
5.01.  Regulatory and Other Authorizations; Releases; Consents..................12
5.02.  Further Action...........................................................13
5.03.  Conveyance Taxes.........................................................13
5.04.  Reports..................................................................13
5.05.  Non-Competition..........................................................13
5.06.  No Solicitation of Employees.............................................15

5.07.  Transitional Services....................................................15
5.08.  Conduct of the Business by the Purchaser.................................15
5.09.  Access to Information....................................................16
5.10.  Confidentiality..........................................................16
5.11.  Governance...............................................................17
5.12.  Guarantee of BE Aerospace................................................17
5.13.  Assumption of BE Aerospace Obligations...................................19

                         ARTICLE VICONDITIONS TO CLOSING
6.01.  Conditions to Obligations of the Seller and the Former Interest Holders..19
6.02.  Conditions to Obligations of the Purchaser...............................20

                           ARTICLE VII INDEMNIFICATION
7.01.  Survival.................................................................21
7.02.  Indemnification by the Purchaser.........................................21
7.03.  Indemnification by the Seller and BE Aerospace...........................23
7.04.  Indemnification Procedures...............................................24

                  ARTICLE VIIITERMINATION, AMENDMENT AND WAIVER
8.01.  Termination..............................................................27
8.02.  Effect of Termination....................................................27
8.03.  Waiver...................................................................27

                          ARTICLE IXGENERAL PROVISIONS
9.01.  Expenses.................................................................28
9.02.  Notices..................................................................28
9.03.  Public Announcements.....................................................29
9.04.  Headings.................................................................30
9.05.  Severability.............................................................30
9.06.  Entire Agreement.........................................................30
9.07.  Assignment...............................................................30
9.08.  No Third-Party Beneficiaries.............................................30
9.09.  Waivers and Amendments...................................................30
9.10.  Specific Performance.....................................................31
9.11.  Governing Law; Dispute Resolution........................................31
9.12.  Counterparts.............................................................31

                  PURCHASE AGREEMENT, dated as of September 1, 1999, among IFE SALES, LLC, a Delaware limited liability corporation (the "Seller"), BE AEROSPACE, INC., a Delaware corporation ("BE Aerospace"), BE INTELLECTUAL
PROPERTY, INC., a Delaware corporation ("BE IP") and PURITAN-BENNETT AERO SYSTEMS CO., a Delaware corporation ("Puritan-Bennett" and, together with BE Aerospace and BE IP, the "Former Interest Holders"), and THOMSON-CSF SEXTANT, INC., a Florida corporation (the "Purchaser").

                  WHEREAS, the Seller owns 49% of the membership interests (the "Interests") in Sextant In-Flight Systems, LLC (formerly known as In-Flight Entertainment, LLC), a Delaware limited liability company (the "Company" or "SIFS"), such Interests consisting of 100% of the Class Two Interests in the Company;

                  WHEREAS, the Purchaser previously purchased the Class One Interests in the Company from BE Aerospace pursuant to a Purchase Agreement dated as of January 25, 1999 (the "Initial Purchase Agreement");

                  WHEREAS, the Former Interest Holders transferred the Interests to the Seller pursuant to an Assignment and Assumption Agreement dated as of September 1, 1999 among the Former Interest Holders, the Seller and the Purchaser;

                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, 100% of the Class Two Interests in the Company (the "Purchased Interest"), upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, pursuant to a Guaranty to be executed on the Closing Date in the form attached hereto as Exhibit 6.01(d) (the "Guaranty"), Thomson-CSF Sextant, a societe anonyme organized under the laws of France (the "Guarantor"), or, if the Board of Directors of the Guarantor has not had the opportunity to approve the Guaranty prior to the Closing Date (as defined in Section 2.03(a)), Aerospatiale Thomson Electronique de Vol, ATEV, S.A. ("ATEV"), has agreed to guarantee the obligations of the Purchaser under this Agreement until such approval is received;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser, the Seller and the Former Interest Holders hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Incorporation by Reference. Capitalized terms used but not defined herein have the definitions given such terms in the Initial Purchase Agreement, except as specified in Section 1.02. Unless otherwise specified herein, section references in this Agreement are to Sections of this Agreement. Except for Sections 2.04, 5.03, 5.06, 5.07, 7.01(h) and 7.02(f) of the Initial Purchase Agreement, which are terminated in their entirety as of the Closing Date, and as otherwise provided herein, all terms of the Initial Purchase Agreement remain in full force and effect.

                  SECTION 1.02. ADDITIONAL DEFINED TERMS. As used in this Agreement, the following additional terms have the following meanings:

                  "AGREEMENT" means this Purchase Agreement, dated as of September 1, 1999, among the Seller, the Former Interest Holders and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments and modifications hereto made in accordance with Section 9.09.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement, dated as of the date of this Agreement, among the Former Interest Holders, the Seller and the Purchaser.

                  "BOOKINGS" means, for any period, a written commitment consistent with industry practice by a customer of the Company or a firm purchase order, in either case accepted by the Company during such period, minus previously recorded orders canceled during such period, for SIFS Product Lines
(excluding SIFS Product Lines of B/E Harris LiveTV LLC ("LiveTV")), provided that, with respect to Bookings in calendar year 1999, the term "Bookings" shall mean Bookings for the period from March 1 through December 31, 1999.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the date of this Agreement and delivered to the Purchaser by the Seller herewith.

                  "DISCLOSURE SCHEDULE OF THE INITIAL PURCHASE AGREEMENT" means the Disclosure Schedule dated as of the date of the Initial Purchase Agreement delivered to the Purchaser by BE Aerospace with the Initial Purchase Agreement.

                  "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of Sextant In-Flight Systems, LLC, dated as of February 25, 1999, among the Former Interest Holders and the Purchaser, as such Agreement may be amended from time to time.

                  "PRODUCT LINES" means the lines of business, operations and activities conducted by or under development by any Person.

                  "SALES" means, for any period, net sales for such period, determined in accordance with GAAP applied consistently with the current practice of the Company since February 25, 1999 through the date hereof, of SIFS

Product Lines (excluding SIFS Product Lines of LiveTV), provided that, with respect to Sales in calendar year 1999, the term "Sales" shall mean net sales for the period from March 1 through December 31, 1999.

                  "SIFS PRODUCT LINES" means the following  Product Lines of the
Company in existence, for which development was previously initiated or under development at the date of this Agreement, together with reasonable modifications thereof and derivative products therefrom:

1.        In-Seat Power Distribution Systems;

2.        Audio Distribution Systems - audio hardwired systems;

3.        FDM Audio System;

4.        Overhead Video System, in-seat audio (B/E 2020);

5.        Distributed Video and Audio Systems (B/E 2000, BVS video system);

6.        Distributed Video and Audio System, interactive games (B/E 4000);

7.        Interactive Video, Audio, Telephony, Games-on-Demand System (MDDS);

8. Interactive Digital Video, Audio, Telephony and Games-on-Demand System (Panther);

9         Video Content Loading System;

10.       Cameras:

          (a) Landscape Single Camera;

          (b) Landscape Dual Camera;

          (c) Down and Forward Camera;

          (d) Worldview Camera System;

          (e) Landing Gear Cameras; and

          (f) Cockpit, Cabin and Flight Attendant Cameras;

11. Passenger Control Systems (PCUs), mechanical and digital (various types);

12.       Noise Canceling Devices;

13. Spares and individual system or product components to support the product lines in items (1) through (12) above;

14. Provision of services to support the product lines in items (1) through (12) above;

15. Test equipment to support the product lines in items (1) through (12) above; and

16. Non-recurring engineering related to the product lines in items (1) through (15) above, including installation, design and other related fee-generating activities.

                  SECTION 1.03. OTHER ADDITIONAL DEFINED TERMS. The following additional terms have the meanings defined for such terms in the Sections set forth below:

TERM                                                               SECTION
Adjustment Statement                                               2.04(a)(i)
Adjustment Years                                                   2.04(a)(i)
ATEV                                                               Recitals
Closing                                                            2.03(a)
Closing Date                                                       2.03(a)
Company Certificate                                                5.04(a)
Company Debt                                                       2.06
Confidential Information                                           5.10(a)
Contingent Purchase Price                                          2.01
Fixed Purchase Price                                               2.01
Former Interest Holders                                            Preamble
Guaranteed Obligations                                             5.12(a)
In-Flight Entertainment Business                                   5.05(a)
In-Flight Entertainment Systems                                    5.05(a)
Indemnified Party                                                  7.04(a)
Indemnifying Party                                                 7.04(a)
Initial Purchase Agreement                                         Recitals
Non-Competition Period                                             5.05(a)
Non-Objecting Party                                                2.04(a)(ii)
Pro Forma Company Certificate                                      5.04(c)
Purchased Interest                                                 Recitals
Seller                                                             Preamble
SIFS Guarantees                                                    Section 5.13

                  SECTION 1.04. USE OF DEFINED TERMS. The meanings of the terms defined in this Agreement shall be applicable to the singular as well as the plural forms of such terms, unless otherwise stated.


                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Purchased Interest. The purchase price shall consist of a fixed portion (the "Fixed Purchase Price"), payable as provided in Section 2.03(c), and a contingent portion (the "Contingent Purchase Price"), payable as provided in Section 2.04.

                  SECTION 2.02. FIXED PURCHASE PRICE. The aggregate Fixed Purchase Price shall be $22,000,000.

                  SECTION 2.03. CLOSING. (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Class Two Interests contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the first Business Day that is not a Monday, after the later of the following occurs: (i) the expiration or termination of the applicable waiting periods under the HSR Act and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VI, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other time or on such other date or at such other place as the Seller, BE Aerospace and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  (b) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser: (i) such instruments and documents as shall be reasonably necessary to effect the transfer of the Purchased Interest to the Purchaser; and (ii) the certificate required to be delivered pursuant to Section 6.02(a).

                  (c) At the Closing, the Purchaser shall deliver to the Seller:
(i) a promissory note, substantially in the form of Exhibit 2.03(c) hereto, in favor of the Seller which provides for payments of $11,000,000, together with interest thereon from the Closing Date at a rate of 5% per annum, on each of the first and second anniversaries of the Closing Date; (ii) the Guaranty, substantially in the form of Exhibit 6.01(d) hereto; and (iii) the certificate required to be delivered pursuant to Section 6.01(a).

                  SECTION 2.04. CONTINGENT PURCHASE PRICE. (a) Adjustment Statement. (i) As soon as practicable after the end of the Company's fiscal year in each of 1999, 2000 and 2001 (collectively, the "Adjustment Years"), but in any event no later than 60 days after the end of each Adjustment Year, the Company shall cause to be prepared and delivered to the Seller and BE Aerospace a preliminary statement (each, an "Adjustment Statement") setting forth the aggregate amount of Sales and Bookings of the Company during each such Adjustment Year or, if applicable, the aggregate Sales and Bookings of SIFS Product Lines as presented on any Pro Forma Company Certificate prepared pursuant to Section 5.04(c) during such Adjustment Year, and the amount of the Contingent Purchase Price, if any, credited with respect to such Adjustment Year pursuant to the provisions of Section 2.04 of the Disclosure Schedule. Each Adjustment Statement will be prepared in accordance with GAAP in accordance with the current practice of the Company since February 25, 1999 through the date hereof.

                  (ii) In the event that neither the Purchaser nor BE Aerospace objects to the determination by the Company of any preliminary Adjustment Statement by Notice of Objection delivered to the Company and BE Aerospace or the Purchaser, as the case may be, (the "Non-Objecting Party") within thirty
(30) days  after the  delivery  of such  Adjustment  Statement  (such  Notice of
Objection to describe in reasonable detail the proposed adjustments or objections to such preliminary Adjustment Statement), such Adjustment Statement shall be deemed final and binding on the parties hereto.

                  (iii) If either the Purchaser or BE Aerospace delivers a Notice of Objection to such Adjustment Statement, then any dispute shall be resolved in accordance with Section 2.04(b).

                  (iv) The Company will make available to the Purchaser and BE Aerospace all work papers and records used in the preparation of each Adjustment Statement.

                  (b) Resolution of Disputes. (i) If either or both of the Purchaser or BE Aerospace delivers a Notice of Objection, then the Purchaser and BE Aerospace shall promptly endeavor to resolve any differences with respect to such Adjustment Statement. In the event that a written agreement as to the matters contained in such Adjustment Statement has not been reached within 30 days after the date of receipt by the Company and the Non-Objecting Party of the Notice of Objection, then the determination of the matters contained in such Adjustment Statement shall be submitted to PricewaterhouseCoopers LLP (or, in the event that PricewaterhouseCoopers LLP is unwilling or unable to act in such capacity or is not, at the time of such submission, independent of the Purchaser and BE Aerospace, to another Accounting Firm chosen by the Purchaser and BE Aerospace within 30 days of the determination that PricewaterhouseCoopers LLP is unavailable to determine such matters; provided that if the Purchaser and BE Aerospace are unable to agree on the appointment of an Accounting Firm within 30 days, either the Purchaser or BE Aerospace may apply to the American Arbitration Association to appoint another Accounting Firm within 30 days, which selection shall be binding on the parties).

                  (ii) Nothing herein shall be construed to authorize or permit the Accounting Firm to determine any question or matter whatever under or in connection with this Agreement, except the determination of what adjustments, if any, should be made in one or more of the items reflected in an Adjustment Statement in order for the Sales and Bookings covered thereby to be determined in accordance with the provisions of this Agreement. In making its determination, the Accounting Firm shall act as an expert and not as an arbitrator in an arbitration proceeding.

                  (iii) Within forty-five (45) days of the submission of any dispute concerning the determination of an Adjustment Statement to the Accounting Firm, the Accounting Firm shall render a decision in accordance with this Section 2.04(b) along with a statement of reasons therefor. The decision of the Accounting Firm shall be final and binding upon each party hereto.

                  (iv) The fees and expenses of the Accounting Firm for any determination under this Section 2.04(b) shall be apportioned equally between the Purchaser and BE Aerospace.

                  (c) Any payment required to be made by any party hereto pursuant to this Agreement shall bear interest from the date such payment is due through the date of payment at a rate equal to the one month London Interbank Offered Rate as announced in The Wall Street Journal plus 300 basis points.

                  (d)  Within 30 days of the  final  determination of the  final
Adjustment Statement, payment of the Contingent Purchase Price shall be made in accordance with Section 2.04 of the Disclosure Schedule.

                  SECTION 2.05. INITIAL PURCHASE AGREEMENT PURCHASE PRICE ADJUSTMENT. BE Aerospace and the Purchaser agree that Section 2.04 of the Initial Purchase Agreement is deleted in its entirety and that any adjustments to the Purchase Price described therein shall not be made. In consideration of the elimination of such purchase price adjustments, BE Aerospace agrees to provide to or on behalf of the Purchaser, upon request, the consulting services specified in Section 2.05 of the Disclosure Schedule.

                  SECTION 2.06. DEBT OF THE COMPANY. The Purchaser shall cause the Company to pay to BE Aerospace the debt of the Company to BE Aerospace in the aggregate principal amount of $9,350,289.15 outstanding as of the date hereof (the "Company Debt"). The Company Debt shall be repaid in two equal installments of $4,675,144.58, without interest thereon, on each of the first and second anniversaries of the Closing Date.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         OF THE SELLER AND BE AEROSPACE

                  The representations of BE Aerospace made as of February 25, 1999 contained in Sections 3.02 through 3.04, 3.06 through 3.10, 3.12 through
3.16 and 3.18 through 3.30 of the Initial Purchase Agreement are incorporated herein by reference, with effect as of such date. In addition, the Seller and BE Aerospace, jointly and severally, represent and warrant as of the date hereof to the Purchaser as follows:

                  SECTION 3.01. INCORPORATION AND AUTHORITY. Each of the Seller and BE Aerospace is a corporation validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Seller and BE Aerospace is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. The execution and delivery of this Agreement by each of the Seller and BE Aerospace, the performance by each of the Seller and BE Aerospace of its obligations hereunder and the consummation by each of the Seller and BE Aerospace of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller and BE Aerospace, respectively. This Agreement has been duly executed and delivered by each of the Seller and BE Aerospace, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of each of the Seller and BE Aerospace enforceable against each of the Seller and BE Aerospace in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.02. NO CONFLICT. Assuming all consents, approvals, authorizations and other actions described in Section 3.03 of this Agreement and
Section 3.03 of the Initial Purchase Agreement have been obtained and all filings and notifications listed in Section 3.11 of the Disclosure Schedule of the Initial Purchase Agreement have been made, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by each of the Seller and BE Aerospace does not and will not (a) violate, conflict with or result in a breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller or BE Aerospace and, to the best knowledge of the Seller and BE Aerospace, the Company or any subsidiary; (b) conflict with or violate any Law or Governmental Order applicable to the Seller or BE Aerospace and, to the best knowledge of the Seller and BE Aerospace, the Company or any subsidiary, except as would not, individually or in the aggregate, (i) have a material adverse effect on the ability of the Seller or BE Aerospace to consummate, or (ii) delay the consummation of, the transactions contemplated by this Agreement; or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Interests pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Seller or BE Aerospace, and to the best knowledge of BE Aerospace, the Company or any subsidiary is a party or by which any of such assets or properties is bound or affected, including, without limitation, the indenture dated as of November 2, 1998 between BE Aerospace and the Bank of New York, except as would not, individually or in the aggregate, (i)
(A) have a material adverse effect on the ability of the Seller or BE Aerospace to consummate, or (B) delay the consummation of, the transactions contemplated by this Agreement, (ii) have a Material Adverse Effect or (iii) create any claim against the Purchaser.

                  SECTION 3.03. CONSENTS, APPROVALS, LICENSES, ETC. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority, or any other Person, is required to be made or obtained by the Seller or BE Aerospace in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except: (i) applicable requirements, if any, of the HSR Act; (ii) where the failure to obtain such consents, approvals, authorizations, licenses, orders or permits of, or to make such declarations, filings or registrations or notifications would not, individually or in the aggregate, prevent the Seller or BE Aerospace from performing its obligations under this Agreement and would not have a Material Adverse Effect; and (iii) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

                  SECTION 3.04. MEMBERSHIP INTERESTS OF THE SELLER IN THE COMPANY. The Class Two Interests constitute 49% of the Interests in the Company. The Interests have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights. The Seller owns all of the Interests, free and clear of all Encumbrances. There are no voting trusts, stockholder agreements, proxies or other similar such agreements or arrangements in effect with respect to the voting or transfer of Interests, other than the LLC Agreement. The delivery to the Purchaser of the Interests pursuant to the provisions of this Agreement will transfer to the Purchaser good and valid title thereto, free and clear of all Encumbrances arising through the Seller, the Former Interest Holders, the Company or their Affiliates.

                  SECTION 3.05. ABSENCE OF LITIGATION. (a) There are no Actions pending or, to the knowledge of the Seller and BE Aerospace, threatened against the Seller, BE Aerospace or any of the assets or properties of the Seller or BE Aerospace that, individually or in the aggregate, would have a Material Adverse Effect or would restrain or prevent the Seller or BE Aerospace from consummating the transactions contemplated hereby or performing its obligations hereunder and
(b) none of the Seller, BE Aerospace nor any subsidiary nor their respective assets and properties is subject to any Governmental Order having a Material Adverse Effect or that would restrain or prevent the Seller or BE Aerospace from consummating the transactions contemplated hereby or performing its obligations hereunder.

                  SECTION 3.06. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Initial Purchase
Agreement based upon arrangements made by or on behalf of the Seller or the Former Interest Holders.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller and the Former Interest Holders as follows:

                  SECTION 4.01. INCORPORATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the Purchaser prior to the Closing Date. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto) at the Closing Date will constitute a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.02. NO CONFLICT. Except as may result from any facts or circumstances relating solely to the other parties hereto, the execution, delivery and performance of this Agreement by the Purchaser does not and will not: (a) conflict with or violate the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Purchaser, the Company or any subsidiary; (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, the Company or any subsidiary, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate, or delay the consummation of, the transactions contemplated by this Agreement; or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser, the Company or any subsidiary is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate, or delay the consummation of, the transactions contemplated by this Agreement.

                  SECTION 4.03. CONSENTS AND APPROVALS. The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (i) the notification and waiting period requirements of the HSR Act, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay the Purchaser from performing any of its material obligations under this Agreement and (iii) as may be necessary as a result of any facts or circumstances relating solely to the other parties hereto.

                  SECTION 4.04. ABSENCE OF LITIGATION. No Action is pending or, to the knowledge of the Purchaser, threatened against the Purchaser which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely materially and adversely to affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

                  SECTION 4.05. INVESTMENT PURPOSE. The Purchaser is acquiring the Class Two Interests solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 4.06. FINANCING. The Purchaser has all funds necessary to consummate the transactions contemplated by this Agreement.

                  SECTION 4.07. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. REGULATORY AND OTHER AUTHORIZATIONS; RELEASES; CONSENTS. (a) Each party hereto shall use its best efforts to obtain all authorizations, consents, orders, permits, licenses and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Each party hereto agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, but in no event later than September 15, 1999 and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

                  (b) Without limiting the generality of the parties' undertakings pursuant to Section 5.01(a), each of the parties hereto shall use all reasonable efforts to (i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement, (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement and (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement has been issued, to have such Governmental Order vacated or lifted.

                  SECTION 5.02. FURTHER ACTION. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

                  SECTION 5.03. CONVEYANCE TAXES. BE Aerospace and the Purchaser agree that each shall pay one-half of all sales, use, transfer, stamp, stock transfer, real property transfer or gains and similar taxes incurred as a result of the sale of the Purchased Interest contemplated hereby.

                  SECTION 5.04. REPORTS. (a) Within 60 days after the end of each fiscal quarter of each Adjustment Year the Company shall prepare, at its expense, and deliver to BE Aerospace a certificate setting forth the Company's Sales and Bookings for such fiscal quarter (each, a "Company Certificate").

                  (b) Within 60 days after the end of each Adjustment Year, the Company shall prepare, at its expense, and deliver to BE Aerospace a reconciled Company Certificate for such fiscal year.

                  (c) In the event that the Purchaser, or any of its successors or assigns, transfers any SIFS Product Line to another entity during an Adjustment Year, at the times set forth in Sections 5.04(a) and (b) the Purchaser shall prepare a pro forma Company Certificate (each, a "Pro Forma Company Certificate") aggregating Sales and Bookings for all such SIFS Product Lines, whether or not transferred, for each period set forth in Sections 5.04(a) and (b).
                  (d) The Company Certificate and the Pro Forma Company Certificate, if any, delivered pursuant to Section 5.04(b) and (c) shall be the basis of preparation of Adjustment Statements pursuant to Section 2.04(a).

                  SECTION 5.05. NON-COMPETITION. (a) The Seller and the Former Interest Holders agree that, from the date hereof until the date three years after the Closing Date or, if earlier, the date of the dissolution or liquidation of the Company (or any successor thereto) (the "Non-Competition Period"), within any jurisdiction or marketing area in which the Company or any of its Affiliates is doing business or is qualified to do business, directly or indirectly, they shall not own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected in any manner with any manufacturer of products, including systems, equipment, software, services, and support services related thereto, for entertainment, passenger information, passenger communication and monitoring purposes used solely by passengers and cabin crew on board commercial passenger transport aircraft ("In-Flight Entertainment Systems") (an "In-Flight Entertainment Business") other than the Company, other than with respect to the current business of the Seller and the Former Interest Holders in connection with (i) the provision of aircraft-specific engineering services to commercial airlines, (ii) the installation in aircraft of systems manufactured by third parties and (iii) the servicing of such systems on an ongoing basis; provided, that any of the Seller and the Former Interest Holders may incorporate goods and services produced by an In-Flight Entertainment Business other than the Company in such party's products if customers of such party request it to do so; and provided, further, that nothing contained in this Section 5.05 shall restrict or prohibit any of the Seller and the Former Interest Holders from providing repair or maintenance service to Persons manufacturing, selling or servicing In-Flight Entertainment Systems.

                  (b) Each of the Seller and the Former Interest Holders also agrees for the duration of the Non-Competition Period not to persuade or attempt to persuade any potential customer to which the Company or any of its subsidiaries has made a presentation, or with which the Company or any of its subsidiaries has been having discussions, not to hire the Company or such subsidiary, or to hire another company.

                  (c) Each of the Seller and the Former Interest Holders also agrees for the duration of the Non-Competition Period not to solicit for itself or any Person other than the Company or any of its subsidiaries the business of any Person, in connection with the sale of In-Flight Entertainment Systems, which is a customer, supplier or distributor of the Company or any of its subsidiaries, or was its customer, supplier or distributor within two years prior to the date of this Agreement.

                  (d) Each of the Seller and the Former Interest Holders acknowledges that a breach of its covenants contained in Sections 5.05(a) through (c) may cause irreparable damage to the Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of the Seller and the Former Interest Holders agrees that if it breaches any of the covenants contained in Sections 5.05(a) through (c) in addition to any other remedy which may be available at law or in equity, the Purchaser shall be entitled to specific performance and injunctive relief.

                  (e) Each of the Seller and the Former Interest Holders further acknowledges that the time, scope, geographic areas and other provisions of
Section 5.05(a) have been  specifically  negotiated by sophisticated  commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in Section 5.05(a) shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

                  SECTION 5.06. NO SOLICITATION OF EMPLOYEES. Each of the Seller and the Former Interest Holders agrees that it shall not, during the period from the date hereof until the Closing Date and, if the Closing occurs, for a period of four (4) years from February 25, 1999, without the prior written consent of the Purchaser, directly or indirectly, solicit on a specific or targeted basis for employment or employ any person who is, at the time of such hiring or solicitation, an employee of the Company, provided that this Section 5.06 shall not prohibit any form of employment advertising or prevent the hiring of any individual who contacts the Seller or any Former Interest Holder after terminating his or her employment with the Company. This Section 5.06 replaces
Section 5.07 of the Initial Purchase Agreement in its entirety.

                  SECTION 5.07. TRANSITIONAL SERVICES. BE Aerospace agrees to continue to provide administrative services to the Company in accordance with
Section 5.09 of the Initial Purchase Agreement for an additional 180 days after the expiration of the period specified therein.

                  SECTION 5.08. CONDUCT OF THE BUSINESS BY THE PURCHASER. (a) The Purchaser agrees that from the date of this Agreement through the end of the final Adjustment Year, the Company will book orders and record sales and revenues of SIFS Product Lines in accordance with the current practice of the Company from February 25, 1999 through the date hereof; provided, that if an SIFS Product Line is transferred to another Person, the Company will secure from such Person an undertaking to provide the Company a statement of Sales and Bookings for such transferred SIFS Product Line for all remaining Adjustment Years prepared in accordance with the then-current practice of the Company.

                  (b) The Purchaser agrees to use commercially reasonable efforts to maximize Sales and Bookings during the period from the date hereof until the end of the final Adjustment Year; provided, that if an SIFS Product
Line is transferred to an Affiliate of the Purchaser prior to the end of the final Adjustment Year, the Purchaser will secure from such Affiliate an undertaking to use commercially reasonable efforts to maximize the Sales and Bookings of such transferred SIFS Product Line during the period from the date of transfer until the end of the final Adjustment Year. In the event that the Company or any Affiliate of the Purchaser acquires or develops new Product Lines after the date hereof, the Purchaser agrees to use commercially reasonable efforts to ensure that the business relating to SIFS Product Lines will be maintained and not be diverted to or disadvantaged by such subsequently acquired or developed Product Lines.

                  SECTION 5.09. ACCESS TO INFORMATION. From the date of this Agreement through the second anniversary of the Closing, upon reasonable prior notice, the Purchaser shall, and the Purchaser shall cause the officers, employees, auditors and agents of the Company to, (a) afford the officers, employees and authorized agents and representatives of BE Aerospace reasonable access, during normal business hours, to the financial Books and Records of the Company to the extent that such financial Books and Records relate to a period prior to the Closing Date and (b) furnish to the officers, employees, agents and representatives of BE Aerospace, at the expense of BE Aerospace, such additional existing financial and operating data and other information regarding the assets, properties, goodwill and business of the Company with respect to Tax matters for all fiscal years of the Company through 1999 as BE Aerospace may from time to time reasonably request; provided, however, that BE Aerospace shall have reasonable access to information as outlined above at any time after such two-year period if such access is necessary to enable BE Aerospace to respond to audits and inquiries of any taxing authority and provided, further that BE
Aerospace shall not unreasonably interfere with any of the businesses or operations of the Company.

                  SECTION 5.10. CONFIDENTIALITY. (a) Any information relating to the business, operations, and finances of any party hereto or the Company which are proprietary to, or considered proprietary by, such party or the Company is hereinafter referred to as "Confidential Information". All Confidential Information in tangible form (plans, writings, drawings, computer software and programs, etc.) or provided to or conveyed orally or visually to a receiving party, shall be presumed to be proprietary at the time of delivery to the receiving party. All such proprietary information shall be protected by the receiving party from disclosure with the same degree of care with which the receiving party protects its own Confidential Information from disclosure. Each party hereto agrees: (i) not to disclose such Confidential Information to any Person except to those of its employees or representatives who need to know such Confidential Information in connection with the performance of such party's obligations hereunder and who have agreed to maintain the confidentiality of such Confidential Information; and (ii) neither it nor any of its employees or representatives will use the Confidential Information for any purpose other than the performance of such party's obligations hereunder; provided that such restrictions shall not apply if such Confidential Information:

                  (x) is or hereafter becomes public, unless such publication is a breach of this Agreement;

                  (y) was already in the receiving party's possession prior to any disclosure of the Confidential Information to the receiving party by the divulging party; or

                  (z) has been or is hereafter obtained by the receiving party from a third party and the receiving party is not aware that such third party is bound by any confidentiality obligation to the divulging party with respect to the Confidential Information;

provided further that nothing herein shall prevent any party hereto from disclosing any portion of such Confidential Information pursuant to judicial order, but only to the extent of such order and after reasonable notice to the original divulging party.

                  (b)  TERMINATION.  The  obligations  contained in this Section
5.10 shall terminate two years after the final
Adjustment Year.

                  SECTION 5.11. Governance. The Seller agrees that during the period from the date hereof through the earlier to occur of the Closing Date and the termination of this Agreement pursuant to Section 8.01, the Seller's rights with respect to the governance of the Company contained in Section 10.6.1 and
10.7 of the LLC Agreement shall be suspended and the Purchaser shall be entitled to take any actions set forth in Section 10.6.1 without the approval of the Seller; provided that the Seller shall retain its rights with respect to the following items contained in Schedule 10.6.1 of the LLC Agreement: (a), (c),
(h)(to the extent that such investment  exceeds  $500,000),  (l), (o), (p), (r),
(s), (t) and the making of any modifications to the items listed in this proviso.

                  SECTION 5.12. GUARANTEE OF BE AEROSPACE. (a) BE Aerospace hereby unconditionally and irrevocably guarantees the punctual performance and payment when due of all obligations, amounts and other liabilities of the Seller now or hereafter existing under this Agreement, the LLC Agreement and the Assignment and Assumption Agreement (such obligations, amounts and other liabilities being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Purchaser in successfully enforcing any rights under this Section 5.12. Without limiting the generality of the foregoing, BE Aerospace's liability hereunder shall extend to all amounts and obligations that constitute part of the Guaranteed Obligations and would be owed by the Seller under this Agreement but for the fact that they are unenforceable or not allowable in either case due to the existence of a bankruptcy, reorganization or similar proceeding involving the Seller or any Former Interest Holder or any breach or failure to perform of the Seller or any Former Interest Holder under the Assignment and Assumption Agreement.

                  (b) BE Aerospace guarantees that the Guaranteed Obligations will be paid or performed strictly in accordance with the terms of this Agreement, the LLC Agreement or the Assignment and Assumption Agreement, as the case may be, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchaser with respect thereto. The obligations of BE Aerospace under this
Section 5.12 are independent of the Guaranteed Obligations or any other obligations of BE Aerospace pursuant to this Agreement, and a separate action or actions may be brought and prosecuted against BE Aerospace to enforce this
Section 5.12, irrespective of whether any action is brought against the Seller or whether the Seller is joined in any such action or actions. The liability of

BE Aerospace under this Section 5.12 shall be irrevocable, absolute and unconditional irrespective of, and BE Aerospace hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (i) any lack of validity or enforceability of this Agreement, the Assignment and Assumption Agreement or any agreement or instrument relating thereto arising from the failure of the Seller to properly authorize, execute and deliver this Agreement or the Assignment and Assumption Agreement;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Seller under this Agreement or any agreement or instrument relating thereto, or any other amendment or waiver of or any consent to departure from this Agreement;

                  (iii)  any  change,   restructuring   or  termination  of  the
         corporate structure or existence of the Seller, the Company or any of their respective subsidiaries; or

                  (iv) any failure of the Purchaser to disclose to BE Aerospace any information relating to the financial condition, operations, properties or prospects of the Company or any of its subsidiaries now or in the future known to the Purchaser (BE Aerospace waiving any duty on the part of the Purchaser to disclose such information).

This Section 5.12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Purchaser or any other Person upon the insolvency, bankruptcy or reorganization of the Seller, any Former Interest Holder or the Company or otherwise, all as though such payment had not been made.

                  (c) (i) BE Aerospace hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 5.12 and any requirement that the Purchaser exhaust any right, pursue any remedy or take any action against the Seller, any Former Interest Holder or any other Person.

                  (ii) BE  Aerospace  hereby  waives  any right to  revoke  this
Section 5.12, and acknowledges that this Section 5.12 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  SECTION 5.13. ASSUMPTION OF BE AEROSPACE OBLIGATIONS. As of the Closing Date, the Purchaser shall assume all obligations of BE Aerospace with respect to providing guarantees of SIFS obligations, including with respect to LiveTV, and any indemnities by BE Aerospace with respect to any obligations of SIFS post-Closing contained in any of the Material Contracts listed on

Sections 3.13(b) and 3.16(a) of the Disclosure Schedule to the Initial Purchase Agreement ("SIFS Guarantees"); provided, that nothing in this Section 5.13 shall affect the indemnification obligations of BE Aerospace to SIFS with respect to any Material Contracts to which BE Aerospace or any Affiliate thereof and SIFS are the only parties. The Purchaser shall use its best efforts to assist in securing the consent to the assignment to it of all SIFS Guarantees and, in the event that consent to the assignment of any SIFS Guarantee is not received by the Purchaser, to indemnify BE Aerospace for the full amount of any payments under any SIFS Guarantee for liabilities arising after the Closing Date.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  SECTION 6.01. Conditions to Obligations of the Seller and the Former Interest Holders. The obligations of the Seller and the Former Interest Holders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or prior to the Closing shall have been complied with in all material respects; and (iii) the Seller and the Former Interest Holders shall have received a certificate of the Purchaser as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Purchaser.

                  (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Interest contemplated hereby shall have expired or shall have been terminated.

                  (c) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

                  (d) GUARANTY. The Guarantor or, if the Board of Directors of the Guarantor has not had the opportunity to approve the Guaranty prior to such date, ATEV, shall have executed and delivered the Guaranty substantially in the form of Exhibit 6.01(d) hereto.

                  (e) STATEMENT OF SALES AND BOOKINGS. The Purchaser shall have delivered a statement of the Sales and Bookings of the Company for the period from March 1, 1999 through June 30, 1999.

                  SECTION 6.02. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Seller and BE Aerospace contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects); (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller and the Former Interest Holders at or prior to the Closing shall have been complied with in all material respects; and (iii) the Purchaser shall have received a certificate of each of the Seller and BE Aerospace as to the matters set forth in clauses (i) and (ii) above signed by an officer of each such party.

                  (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Interest contemplated hereby shall have expired or shall have been terminated.

                  (c) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. SURVIVAL. The provisions of Article VIII of the Initial Purchase Agreement remain in full force and effect. In addition, subject to the limitations and other provisions of this Agreement, the representations, warranties, covenants and agreements of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Seller, the Former Interest Holders or the Purchaser, (a) as to the representations and warranties incorporated herein by reference, for the periods set forth in Section 8.01 of the Initial Purchase Agreement and (b) as to the other representations, warranties, covenants and agreements set forth herein, for a period extending from the Closing Date until the earlier of March 31, 2000 and the date of the completion by the Company's auditors of the audit for the fiscal year ending December 31, 1999; provided, however, that the covenant set forth in Section
5.03 hereof shall survive until the expiration of the applicable statute of limitations for the Tax in question, the representations and warranties set forth in the last sentence of Section 3.04 hereof shall survive until the expiration of the applicable statute of limitations; and the covenants and agreements set forth in Sections 2.04, Article V (with the exception of Section 5.03), Articles VII and IX hereof shall remain in full force and effect for the applicable periods specified in the respective Sections or Articles or, if no such period is specified, until the expiration of the applicable statute of limitations.

                  SECTION 7.02. INDEMNIFICATION BY THE PURCHASER. (a) The Purchaser agrees, subject to the other terms and conditions of this Agreement and on an after Tax basis, to indemnify each Seller Indemnified Party against and hold each Seller Indemnified Party harmless from all Losses arising out of
(i) the breach of any representation or warranty contained in Article IV hereof,
(ii) the breach of any covenant or agreement of the Purchaser herein and (iii) the conduct of the business of SIFS after the Closing Date. Anything in Section
7.01 hereof to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section
7.01 hereof, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  (b) The indemnification  obligations of the Purchaser pursuant to Sections 7.02(a)(i) and (iii) hereof shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Sections 7.02(a)(i) and (iii) hereof and to Section 8.02(a)(i) of the Initial Purchase Agreement exceeds the Purchaser's Threshold Amount, in which event such claims shall be indemnifiable from the first dollar thereof. In addition, no claim may be made against the Purchaser for indemnification pursuant to Sections 7.02(a)(i) and (iii) hereof with respect to any individual item (or aggregation of similar items) of Loss, unless such item (or aggregation of similar items) exceeds $10,000, nor shall any such item (or aggregation of similar items) which does not exceed $10,000 be applied to or considered part of the Purchaser's Threshold Amount. The indemnification obligations of the Purchaser pursuant to Sections 7.02(a)(i) and (iii) hereof shall be effective only until the dollar amount paid in respect of all Losses indemnified against under Sections 7.02(a)(i) and (iii) hereof and to Section 8.02(a)(i) of the Initial Purchase Agreement aggregates to an amount equal to $15,000,000. For the purposes of this Section 7.02(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit actually realized by the Seller Indemnified Party making such claim on or prior to the date of an indemnification payment under this
Section  7.02  and  (ii)  net of  any  insurance  proceeds  and  any  indemnity, contribution or other similar payment actually recovered by the Seller Indemnified Party making such claim from any third party with respect thereto (on an after Tax basis).

                  (c) Payments by the Purchaser to any Seller Indemnified Party pursuant to Section 7.02(a) hereof shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit actually realized by such Seller Indemnified Party on or prior to the date of an indemnification payment under this Section 7.02 and (ii) any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by such Seller Indemnified Party from any third party with respect thereto (on an after Tax basis). If a payment is made by the Purchaser to any Seller Indemnified Party in accordance with this Section 7.02, and if a Tax benefit subsequently is actually realized by such Seller Indemnified Party or any Affiliate of such Seller Indemnified Party (that was not previously taken into account to reduce an amount otherwise payable by the Purchaser to such Seller Indemnified Party under this Section 7.02), such Seller Indemnified Party shall promptly pay to the Purchaser at the time of such realization the amount of such Tax benefit to the extent that such amount would have resulted in a reduction in an obligation of the Purchaser under Section 7.02 hereof if the Tax benefit had been obtained at the time that such obligation was satisfied.

                  SECTION 7.03.  INDEMNIFICATION BY THE SELLER AND BE AEROSPACE.
(a) The Seller and BE Aerospace agree, subject to the other terms and conditions of this Agreement and on an after Tax basis, jointly and severally to indemnify each Purchaser Indemnified Party against and hold each Purchaser Indemnified Party harmless from all Losses arising out of (i) the breach of any representation or warranty of the Seller or BE Aerospace contained in Article III, (ii) the breach by the Seller or any Former Interest Holders of any covenant or agreement of the Seller or such Former Interest Holders contained herein, (iii) the actions taken by the Company prior to February 25, 1999 and described in Section 3.20 of the Disclosure Schedule of the Initial Purchase Agreement and (iv) Taxes imposed on or with respect to the income, assets, or operations of the Company and its subsidiaries for taxable periods (or portions thereof) ending on or prior to February 25, 1999 to the extent such Taxes were required to have been paid to the appropriate taxing authority prior to February 25, 1999. Anything in Section 7.01 hereof to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Seller or BE Aerospace for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by BE Aerospace describing in detail the facts and circumstances with respect to the subject matter of such claim or action within thirty days after the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 7.01 hereof, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                  (b) The indemnification obligations of the Seller and BE Aerospace pursuant to Section 7.03(a)(i) hereof shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 7.03(a)(i) hereof and to Section 8.03(a)(i) of the Initial Purchase Agreement exceeds the Seller's Threshold Amount, in which event such claims shall be indemnifiable from the first dollar thereof. In addition, no claim may be made against the Seller or BE Aerospace for indemnification pursuant to Section 7.03(a)(i) hereof with respect to any individual item of Loss (or aggregation of similar items), unless such item (or aggregation of similar items) exceeds $10,000, nor shall any such item (or aggregation of similar items) which does not exceed $10,000 be applied to or considered part of the Seller's Threshold Amount. The indemnification obligations of the Seller and BE Aerospace pursuant to Section 7.03(a)(i) hereof shall be effective only until the dollar amount paid by the Seller or BE Aerospace in respect of all Losses indemnified against under Section 7.03(a)(i) hereof together with the dollar amount paid by BE Aerospace under Section 8.03(a)(i) of the Initial Purchase Agreement aggregates to an amount equal to $15,000,000, provided, however, that with respect to claims relating to the representations and warranties contained in the last sentence of Section 3.04 hereof and the covenant set forth in
Section 5.03 only, the indemnification obligations shall be effective until the dollar amount paid in respect of all Losses aggregates to an amount equal to the Fixed Purchase Price plus the Contingent Purchase Price, if any. For the purposes of this Section 7.03(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit actually realized on or prior to the date of an indemnification payment under this Section 7.03, and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by any Purchaser Indemnified Party from any third party with respect thereto (on an after Tax basis).

                  (c) Payments by the Seller or BE Aerospace pursuant to Section 7.03(a) hereof shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit actually realized on or prior to the date of an indemnification payment under this Section 7.03, by such Purchaser Indemnified Party and (ii) any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by any Purchaser Indemnified Party from any third party with respect thereto (on an after Tax basis). If a payment is made by the Seller or BE Aerospace in accordance with this Section 7.03, and if a Tax benefit subsequently is actually realized by such Purchaser Indemnified Party or any Affiliate of any Purchaser Indemnified Party (that was not previously taken into account to reduce an amount otherwise payable by the Seller and BE Aerospace to such Purchaser Indemnified Party under this Section 7.03), the Purchaser shall promptly pay to the Seller or BE Aerospace, as the case may be, at the time of such realization, the amount of such Tax benefit to the extent that such amount would have resulted in a reduction in an obligation of the Seller and BE Aerospace under this Section
7.03 if the Tax benefit had been obtained at the time that such obligation was satisfied.

                  SECTION  7.04.   INDEMNIFICATION   PROCEDURES.  (a)  A  Seller
Indemnified Party or a Purchaser Indemnified Party, as the case may be (for purposes of this Section 7.04, an "Indemnified Party"), shall give the indemnifying party under Section 7.02 or 7.03 hereof, as applicable (for purposes of this Section 7.04, an "Indemnifying Party"), prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which it may request indemnification hereunder or as to which the Seller's Threshold Amount or the Purchaser's Threshold Amount, as applicable, may be applied as soon as is practicable and in any event within 45 days of the time that such Indemnified Party learns of such claim, assertion, event or proceeding; provided, that the failure to so notify the Indemnifying Party shall not affect rights to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense; provided, however, that the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), enter into any settlement or otherwise compromise any such claim or proceeding that relates to Taxes if such settlement or compromise may adversely affect the Tax liability of the Indemnified Party or the Company, or any Affiliate of either of the foregoing, for any taxable period. With respect to such claims or proceedings relating to Taxes, the Indemnifying Party shall allow the Indemnified Party to reasonably request updates regarding developments that may be relevant to the Taxes of the Company or the Indemnified Party, and shall allow the Indemnified Party to provide comments regarding the direction of such claim or proceeding (which comments, subject to the foregoing consent requirements with respect to settlements or compromises, the Indemnifying Party will be free to accept or reject in its sole discretion). If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of such Indemnified Party shall be paid by such Indemnified Party. Such Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse such Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, such Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party, subject to the last sentence of this Section 7.04(a), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against such Indemnified Party for such liability. If the Indemnifying Party shall fail to defend against such claim or proceeding, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, such Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If such Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 7.04(a) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                  (b) Each party hereto hereby acknowledges and agrees that from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the representations and warranties contained in Article III and Article IV and the covenants contained in this Agreement to be performed prior to the Closing shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other parties hereto or its officers, directors, employees, agents, representatives and Affiliates relating thereto.

                  (c) Except as set forth in this Agreement, the parties hereto are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the consummation of the purchase and sale of the Purchased Interest contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have any liability under any provision of this Agreement for, and in no event shall the Purchaser's Threshold Amount or the Seller's Threshold Amount, as the case may be, be applied to, any consequential damages. Each party hereto shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

                  (e) For purposes of Sections 7.02 and 7.03 hereof, a Tax benefit shall be considered realized in the taxable year in which the Taxes of an Indemnified Party are reduced as a result of any deduction, loss, credit, allowance or similar item that relates to a claim or action for which an indemnification payment was made by an Indemnifying Party under this Agreement (it being understood that no Indemnifying Party shall forgo any Tax Benefit to which it is properly entitled). Prior to the time that any indemnification payment is made under this Article VII, and thereafter on a quarterly basis (on January 15, April 15, July 15 and October 15 of each calendar year), the Indemnified Party shall provide the Indemnifying Party with a certificate of an internationally-recognized independent accounting firm, signed by a duly authorized member of such firm and providing such firm's determination of the amount that may be taken into account under Sections 7.02 or 7.03 hereof, as the case may be, as the Tax benefits of the Indemnified Party that are actually realized; it being understood that if the foregoing certificate is to be provided by the Purchaser, such certificate shall be provided by Mazars & Guerard or such other internationally-recognized independent accounting firm chosen by the Purchaser, and if such certificate is to be provided by the Seller or BE Aerospace, such certificate shall be provided by Deloitte & Touche, LLP or such other internationally-recognized independent accounting firm chosen by BE Aerospace; provided, however, that if the Indemnifying Party objects to the determination set forth in the certificate, the matter shall be submitted to an internationally-recognized independent accounting firm mutually acceptable to the parties, whose determination of the Tax benefits actually realized by an Indemnified Party shall be final and binding (and whose fees shall be paid by the Indemnifying Party); it being further understood that the Indemnified Party shall not be obligated to disclose and no accounting firm providing the above-described certificate shall disclose to the Indemnifying Party any information relating to the income or operations of the Indemnified Party or its Affiliates or any other information relating to any Returns of such Indemnified Party.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of BE Aerospace and the Purchaser;

                  (b) by BE  Aerospace  or the  Purchaser,  if any  Governmental
         Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the sale of the Purchased Interest hereunder and such order, decree, ruling or other action shall have become final and unappealable; provided, that the provisions of this Section 8.01(b) shall not be available to any party unless such party shall have complied with its obligations under Section 5.01 or otherwise used its best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement; or

                  (c) by BE Aerospace or the Purchaser, if the Closing shall not have occurred on or prior to December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

                  SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party from liability for any willful breach hereof.

                  SECTION 8.03. WAIVER. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of another party hereto, (b) waive any inaccuracies in the representations and warranties made to such party herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.



                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)      if to the Seller and the Former Interest Holders:

                           BE Aerospace, Inc.
                           1400 Corporate Center Way
                           Wellington, FL 33414
                           Attention:    Thomas P. McCaffrey
                                            Corporate Senior Vice President
                                            of Administration and Chief
                                            Financial Officer

                                         Edmund J. Moriarty
                                            Corporate Vice President
                                            and General Counsel

                           Telecopier:   (561) 791-3966

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue

                           New York, New York  10022
                           Attention:    Alfred J. Ross, Esq.
                           Telecopier:   (212) 848-7179

                  (b)      if to the Purchaser:

                           Thomson-CSF Sextant, Inc.
                           1924 NW 84th Avenue
                           Miami, Florida 33126
                           Attention:    Franck Hebert
                                            President
                           Telecopier:   (305) 597-6366

                           with a copy to:

                           Thomson-CSF Sextant
                           Zone Aeronautique
                           Louis Breguet-BP 200
                           78141 Velizy-Villacoublay Cedex
                           France
                           Attention:    Alain Villevieille
                           Telecopier:   (011) 33.1.46.29.88.88

                           and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attention:    Alison M. Dreizen, Esq.
                           Telecopier:   (212) 354-8113

                  SECTION 9.03. PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties, and the parties hereto shall cooperate as to the timing and contents of any such announcement.

                  SECTION  9.04.  HEADINGS.   The  headings  contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  SECTION 9.06. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and the Exhibits hereto) together with the Initial Purchase Agreement (including the Disclosure Schedule of the Initial Purchase Agreement and the Exhibits thereto) and the Assignment and Assumption Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Seller, the Former Interest Holders and the Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  SECTION 9.07. ASSIGNMENT. This Agreement shall not be assigned by any party hereto, provided that the Purchaser may, by written notice delivered to BE Aerospace not less than three (3) days prior to the Closing Date, designate an Affiliate to assume all or a portion of the obligations and rights of the Purchaser under this Agreement, provided further, however, that no such assignment shall release the Guarantor of its obligations under the Guaranty.

                  SECTION 9.08. NO THIRD-PARTY BENEFICIARIES. Except as specifically provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their permitted successors, assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.09. Waivers and Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at Law or in equity.

                  SECTION 9.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

                  SECTION 9.11. GOVERNING LAW; DISPUTE RESOLUTION. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  (b) In the event of any Dispute, the parties hereto shall attempt in good faith to negotiate and resolve any such Dispute. If after good faith negotiations the Dispute shall have not been resolved, either party may deliver an Arbitration Notice to the other party. If the matter is not resolved within ten (10) Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration.

                  (c) The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any party in any arbitration conducted pursuant hereto. The parties shall have the right to present documentary evidence and witnesses. The parties shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of a party to seek temporary or preliminary injunctive relief pending arbitration.

                  SECTION 9.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties hereto each by its respective officers thereunto duly authorized have caused this Agreement to be executed as of the date first written.

                                                     IFE SALES, LLC


                                                     By:____________________
                                                           Name:
                                                           Title:


                                                     BE AEROSPACE, INC.


                                                     By:____________________
                                                           Name:
                                                           Title:


                          BE INTELLECTUAL PROPERTY INC.


                                                     By:____________________
                                                           Name:
                                                           Title:


                         PURITAN-BENNETT AEROSYSTEMS CO.


                                                     By:____________________
                                                           Name:
                                                           Title:


                            THOMSON-CSF SEXTANT, INC.


                                                     By:______________________
                                                           Name:  Franck Hebert
                                                           Title: President